Exhibit 99.1

Information Relating to Item 14 – Other Expenses of Issuance and Distribution
The expenses to be paid by Itron, Inc. (the Company) in connection with the issuance and distribution of the Company's common stock being offered pursuant to the shelf registration statement, File No. 333-158417 (the Registration Statement), and a prospectus supplement dated May 28, 2009 (the Prospectus Supplement), other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee, which assumes the exercise of the over-allotment option of 412,500 shares.
Securities and Exchange Commission registration fee	$ 8,963
Listing fees	31,625
Blue sky fees and expenses	5,000
Printing and engraving expenses	25,000
Transfer agent and registrar fees and expenses	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	124,412
Total	$300,000